UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	86-1062192
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.50% Series H Cumulative Preferred Stock, par value $0.01 per share	The New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-211837

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the 7.50% Series H Cumulative Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”) of Ashford Hospitality Trust, Inc. (the “Registrant”), is set forth under the captions “Description of the Series H Preferred Stock” in the Registrant’s prospectus supplement dated August 16, 2017 and under the captions “Description of Our Preferred Stock,” “Description of Our Capital Stock,” “Material Provisions of Maryland Law and Our Charter and Bylaws” and “Material Federal Income Tax Considerations” in the Registrant’s base prospectus dated June 21, 2016, as filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 3, 2016, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-211837). The summary descriptions of the Series H Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.         Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC.

Exhibit Number	Description

1	Prospectus filed under the Securities Act on June 3, 2016 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on August 18, 2017 (incorporated herein by reference).

3

Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 filed May 15, 2015).

4

Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014 and by Amendment No. 2 on October 19, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on October 22, 2015).

5	Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 of Form 10-K, filed on February 28, 2012).

6	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A, filed July 17, 2007).

7	Articles Supplementary for Series F Cumulative Preferred Stock, dated July 8, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed July 12, 2016).

8	Articles Supplementary for Series G Cumulative Preferred Stock, dated October 17, 2016 (incorporated by reference to Exhibit 8 to the Registrant’s Form 8-A, filed October 18, 2016).

9	Articles Supplementary for Series H Cumulative Preferred Stock, dated August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed August 22, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 25, 2017	ASHFORD HOSPITALITY TRUST, INC.

	By:	/s/ David A. Brooks
		Name:	David A. Brooks
		Title:	Chief Operating Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1	Prospectus filed under the Securities Act on June 3, 2016 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on October 13, 2016 (incorporated herein by reference).

3

Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 filed May 15, 2015).

4

Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014 and by Amendment No. 2 on October 19, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on October 22, 2015).

5	Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 of Form 10-K, filed on February 28, 2012).

6	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A, filed July 17, 2007).

7	Articles Supplementary for Series F Cumulative Preferred Stock, dated July 8, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed July 12, 2016).

8	Articles Supplementary for Series G Cumulative Preferred Stock, dated October 17, 2016 (incorporated by reference to Exhibit 8 to the Registrant’s Form 8-A, filed October 18, 2016).

9	Articles Supplementary for Series H Cumulative Preferred Stock, dated August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed August 22, 2017).